Exhibit 32.1

CERTIFICATION

John P. McLaughlin, President and Chief Executive Officer, and Christine R. Larson, Vice President and Chief Financial Officer, of PDL BioPharma, Inc. (the “Registrant”), each hereby certifies in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his or her knowledge:

(1) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 will be provided to the Securities and Exchange Commission or its staff upon request.

Dated: April 30, 2010

/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Christine R. Larson
Christine R. Larson
Vice President and Chief Financial Officer
(Principal Financial Officer)